UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 2, 2004

ASTRONICS CORPORATION.
(Exact name of registrant as specified in its charter)

NEW YORK	0-7087	16-0959303
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

130 Commerce Way, East Aurora, New York		14052
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (716) 805-1599

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below)

[ ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On October 5, 2004, Astronics Corporation (the "Company") notified The Nasdaq Stock Market, Inc. ("Nasdaq") that John B. Drenning, a member of the Audit Committee of the Company, did not meet the independence standards for audit committee service required by Rule 10A-3 of the Securities and Exchange Act of 1934, as amended, because Mr. Drenning was a partner in a law firm which performs legal services for the Company. Accordingly, the Company notified NASDAQ that Mr. Drenning resigned from the Audit Committee of the Company effective on October 31, 2004. The Company also notified Nasdaq that the Audit Committee would temporarily operate with two members until the vacancy was filled and that it desired to rely on the cure period provided by Nasdaq Marketplace Rule 4350(d)(4)(B).

Nasdaq Marketplace Rule 4350(d)(2)(A) requires a listed company to have an audit committee consisting of at least three members, all of whom are independent as defined by Marketplace Rule 4200(a)(15) and Exchange Act Rule 10A-3. Marketplace Rule 4350(d)(4)(B) provides that in the event an issuer fails to comply with the audit committee composition requirement of Marketplace Rule 4350(d)(2)(A) due to one vacancy on the audit committee, and the cure period of Marketplace Rule 4350(d)(4)(A) is not otherwise being relied upon by another member, the issuer must comply with the audit committee composition requirements by the earlier of the issuer's next annual shareholders meeting or one year from the occurrence of the event that caused the failure to comply. In its October 5, 2004 letter, the Company requested an extension of the cure period to allow the Company to have sufficient time to find a suitable director candidate who meets all of the requirements for service on its Board of Directors and Audit Committee.

On November 2, 2004, the Company received a letter from Nasdaq notifying the Company that the Company's securities will be delisted from The Nasdaq Stock Market at the opening of business on November 11, 2004, unless the Company requests a hearing in accordance with the Nasdaq Marketplace Rule 4800 Series. The Company will submit a request to Nasdaq for a hearing. The hearing request will stay the delisting of the Company's securities pending the decisions of a Nasdaq Listing Qualifications Panel.

The Company intends to correct the instance of noncompliance with the Nasdaq Marketplace Rules as soon as possible. The Company intends to add a new independent director who meets the independence standards of both Nasdaq Marketplace Rule 4200(a)(15) and Exchange Act Rule 10A-3 and meets all other requirements for service on the Audit Committee of the Company.

On November 5, 2004, the Company issued a press release announcing its receipt of the notice of delisting from Nasdaq. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(c). Exhibits.

Exhibit Number	Description

99.1	Press Release of Astronics Corporation dated November 5, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ASTRONICS CORPORATION

Date:	November 5, 2004	By:	/S/ DAVID C. BURNEY
David C. Burney
Vice President Finance, Chief Financial Officer

EXHIBIT INDEX
Exhibit Number	Description

99.1	Press Release of Astronics Corporation dated November 5, 2004